  EXHIBIT 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the "Agreement") is made and entered into as of February 24, 2025 (“Effective Date”) by and between Nixxy, Inc. (the "Company") and Miles Jennings (the "Executive", and together with the Company, the “Parties”, and each a “Party”).

RECITALS

WHEREAS, Company wishes to employ Employee as its Interim Chief Executive Officer; and

WHEREAS, the Parties desire to enter into this Agreement to describe the terms and conditions pursuant to which the Company will employ Employee.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Position, Duties, and Outside Activities

a.

The Company hereby appoints the Executive as Interim Chief Executive Officer ("Interim CEO"), and the Executive accepts such appointment. The Executive shall report to the Board of Directors of the Company (the "Board") and shall have duties and responsibilities as assigned by the Board. The Executive may serve as an advisor, consultant, or board member for other companies, provided that such activities do not unreasonably interfere with the Executive’s duties and responsibilities to the Company.

b.

The Executive is currently the Managing Director of Recruiter.com Recruiting Solutions, LLC, a subsidiary of Nixxy, and CEO of its Atlantic Energy Solutions, Inc. subsidiary (“CognoGroup”), and will continue in these roles.

c.

The Executive’s primary duties as Interim CEO shall include those duties common for a chief executive officer of a publicly traded company, evaluating strategic opportunities, as discussed by the Board, to effect the spin-out of CognoGroup (currently OTC:AESO), or collectively, the “Spin-Out”, and performing necessary duties pertaining to the audit and other regular governance issues.

2. Term of Employment

a.

The initial term of this Agreement shall be for a period of three (3) months from the Effective Date (the “Initial Term”). Following the Initial Term, the Executive’s employment shall continue on a month-to-month basis unless terminated by either Party upon written notice. During the Initial Term, the Company may not terminate the Executive’s employment unless both Parties agree otherwise.

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3. Compensation:

a.

The Executive currently receives an annual salary of Two Hundred Thousand Dollars ($200,000). Beginning upon his initial appointment as Interim CEO on February 17, 2025, the Executive’s annual salary shall be raised to Three Hundred Fifty Thousand Dollars ($350,000), payable in accordance with the Company’s standard payroll practices, for such time that Executive serves as Interim CEO.

b.	The Executive shall be entitled to receive the same Board fees, including cash and stock, as any other member of the Board.

4. At-Will Employment and Other Terms

a.

After the Initial Term, the Executive’s employment shall be on a month-to-month basis and may be terminated at any time by either the Executive or the Company, with or without cause, upon written notice.

b.

If the Executive is removed from the role of Interim CEO of the Company, for any reason, the Executive shall immediately continue in his prior position as Managing Director of Recruiter.com Recruiting Solutions, LLC (or any successor entity) at an annual salary of Two Hundred Thousand Dollars ($200,000). The Company agrees that termination of the Executive’s role as Interim CEO of Company shall not, under any circumstances, constitute termination from the subsidiary or its successor prior to the full execution of the Spin-Out.

c.

The Company acknowledges that the Executive's continued employment in the role of Managing Director of Recruiter.com Recruiting Solutions, LLC (or any successor entity) shall remain in effect unless and until the Spin-Out (or a substantially similar transaction) has been fully executed and completed. Until such Spin-Out occurs, the Executive shall remain employed at the subsidiary with full compensation and authority, and any attempt to terminate this role prior to the completion of the Spin-Out shall be deemed a material breach of this Agreement.

5. Benefits and Indemnification

a.	The Executive shall be eligible to participate in any standard benefits offered by the Company to its executives, subject to the terms and conditions of such benefit plans.

b.

The Company shall indemnify and hold the Executive harmless to the fullest extent permitted by law, including advancement of legal fees, for any claims arising out of or related to the Executive’s performance of duties under this Agreement.

6. Arbitration

a.

The Parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved exclusively by confidential, final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. All disputes shall be resolved by one (1) arbitrator. The arbitrator will have the authority to award the same remedies, damages, and costs that a court could award, and will have the additional authority to award specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without requiring the posting of a bond or other security). The arbitrator shall issue a reasoned award explaining the decision, the reasons for the decision, and any damages or other relief awarded. The arbitrator’s decision will be final and binding. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This provision and any decision and award hereunder can be enforced under the Federal Arbitration Act.

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7. Notice

a.

All notices, requests, demands, and other communications required or permitted to be given or made by either Party shall be in writing and shall be deemed to have been duly given or made when sent via electronic mail, to the Party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

If to the Company, at:

Nixxy, Inc.

Attn: Evan Sohn, Chairman of the Board

85 Broad Street, 16-079

New York, NY 10004

E-mail:

If to the Employee, at: the Employee’s then-current home address on file with the Company or Employee’s email at .

Notice so given shall, in the case of overnight courier, be deemed to be given and received on the date of actual delivery, in the case of personal delivery, on the date of delivery and in the case of electronic mail, when sent if during normal business hours or on the next business day if sent after normal business hours.

8. Miscellaneous and Legal Protections:

a.	This Agreement constitutes the primary understanding between the Parties but does not supersede any prior agreements, equity grants, or written commitments made to the Executive, which shall remain in effect unless explicitly modified in writing by both Parties.

b.	Amendments: Any amendments to this Agreement must be in writing and signed by both Parties.

c.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

d.	Director & Officer Insurance: The Company shall maintain Directors & Officers (D&O) liability insurance covering the Executive, with coverage limits and terms no less favorable than those provided to any other executive or Board member of the Company.

e.	Severability. If any provision of this Agreement shall be determined by a court or arbitrator to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, shall remain in full force and effect, and shall be enforceable to the fullest extent permitted by applicable law.

f.	Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts delivered by electronic mail or facsimile shall be effective.

[Signatures on following page.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Nixxy, Inc.

By:	/s/ Evan Sohn	Name: Evan Sohn
Title:	Chairman	Date: February 26, 2025

Executive:

By:	/s/ Miles Jennings	Name: Miles Jennings
Title:	Interim CEO	Date: February 26, 2025

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